FOR IMMEDIATE RELEASE

Organogenesis Appoints David C. Francisco as Chief Financial Officer

CANTON, Mass., February 16, 2021 — Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, announces the appointment of David C. Francisco as the Company’s Chief Financial Officer, effective February 15, 2021. In connection with the hiring of Mr. Francisco, Henry Hagopian will serve as the Company’s Senior Vice President of Finance and Treasurer.

“I am pleased to welcome Dave to the Organogenesis executive leadership team,” said Gary S. Gillheeney, Sr., President and Chief Executive Officer of Organogenesis. Dave brings strong strategic, financial, and operational leadership across multiple business areas and over 25 years of finance and accounting experience. I look forward to working with Dave as we continue to execute on our strategy to drive growth and improve profitability while delivering on our mission to substantially improve medical outcomes and lower the overall cost of care.”

Prior to joining Organogenesis, Mr. Francisco spent 20 years at PerkinElmer, Inc. (NYSE: PKI), a leading provider of products, services and solutions for the diagnostics, life sciences and applied markets with over $3.5 billion in revenue, where he most recently served as Vice President and Treasurer. During his tenure at PKI, he held a series of leadership roles of increasing responsibility across multiple business areas, including as Vice President, Investor Relations and Vice President of Financial Operations as well as Chief Financial Officer of its Human Health segment which generated $1.4 billion in annual revenue.

“Organogenesis is an impressive organization with compelling growth opportunities,” said David Francisco. “I am excited to join the Company at a time that I believe represents an important inflection point in its history and look forward to partnering with Gary and the rest of the executive leadership team to deliver strong operational and financial performance.”

Mr. Francisco holds a Bachelor of Science degree in Industrial Engineering & Operations Research from the University of Massachusetts, Amherst, as well as an MBA from the McCallum Graduate School of Business at Bentley University.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Organogenesis Holdings’ expected growth opportunities and strategy to deliver strong growth and improving profitability, that involve a number of risks and uncertainties. Statements that are not historical facts are based on Organogenesis Holdings’ current expectations, beliefs and assumptions. There can be no assurance that Organogenesis Holdings will grow or improve its profitability. Important factors that could cause actual outcomes to differ materially from those indicated by these forward-looking statements include, but are not limited to: (1) the Company has incurred significant losses since inception and may incur losses in the future; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the impact of any changes to the reimbursement levels for the Company’s products and the impact to the Company of the loss of preferred “pass through” status for PuraPly AM and PuraPly on October 1, 2020; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to complete the relaunch of Affinity and to maintain production in sufficient quantities to meet demand; (10) the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; and (11) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2019 and its subsequently filed periodic reports. Organogenesis Holdings cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and Organogenesis Holdings undertakes no obligations to update or revise these statements, except as may be required by law.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company offering a portfolio of bioactive and acellular biomaterials products in advanced wound care and surgical biologics, including orthopedics and spine. Organogenesis’s comprehensive portfolio is designed to treat a variety of patients with repair and regenerative needs.

Investor Inquiries:

Westwicke Partners

Mike Piccinino, CFA

OrganoIR@westwicke.com

Press and Media Inquiries:

Organogenesis

Lori Freedman

Lori Freedmanlfreedman@organo.com